UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 1, 2014
(Date of earliest event reported)

Legend Oil and Gas, Ltd.
(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-49752 (Commission File Number)	84-1570556 (IRS Employer Identification No.)

555 Northpoint Center East, Suite 400 Alpharetta, GA (Address of Principal Executive Offices)	30022 (Zip Code)

(678) 595-6243
(Registrant’s telephone number, including area code)

(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 1, 2014, the following officer and director changes were made by the Company’s Board of Directors:

CHIEF EXECUTIVE OFFICER

•
Andrew Reckles, formerly Chief Restructuring Officer of the Company, was appointed Chief Executive Officer.  In conjunction with such appointment, Northpoint Energy partners, LLC (“Northpoint”), of which Mr. Reckles is the Managing Partner, entered into an agreement (the “Agreement”) which provides for the following:

•	Three year term.

•	Base compensation of $15,000 per month for Mr. Reckles’ CEO services.

•
$720,000, payable in a combination of cash and stock options ($300,000 in cash and $420,000 in options to purchase common stock of the Company, issued as soon as practicable after the execution of the Agreement; the options will have a five year term and an exercise price equal to $.01 per share and shall vest and become immediately exercisable upon a change in control).

•
Beginning in calendar year 2015, an annual bonus shall be payable to Mr. Reckles either in common stock of the Company or cash or a combination thereof, at the option of Mr. Reckles, in the amount of or having a value equal to up to 50% of Mr. Reckles’ annual salary at the time; annual bonuses shall be based on performance criteria to be determined by the Board; any  annual bonus awarded will be payable on February 1st of the year following the year in which the bonus is earned; and

•
$200,000.00 shall be payable to Mr. Reckles upon any refinancing of the senior indebtedness of the Company, such that the current senior indebtedness is fully repaid, or upon the sale of any assets that provides liquidity adequate to allow full repayment of such senior indebtedness.

•
In the event that Mr. Reckles is terminated without cause or resigns with good reason, he is entitled to the same compensation that he would have received if his employment had continued for one year after such termination or resignation.

The Agreement is attached as Exhibit 10.1.

PRESIDENT AND CHIEF OPERATING OFFICER

•
Marshall D. Goldberg, formerly Chief Executive Officer of the Company, was appointed President and Chief Operating Officer.  Mr. Diamond-Goldberg’s compensation will remain at $15,000 per month with bonuses of cash and/or stock options to be determined, from time-to-time, by the Company’s Board of Directors.

CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER

•
Warren S. Binderman, Chief Financial Officer, was appointed to the additional offices of Secretary and Treasurer. Mr. Binderman’s compensation will be $10,000 per month with bonuses of cash and/or stock options to be determined, from time-to-time, by the Company’s Board of Directors.

Messrs. Reckles and Binderman were appointed the second and third members of the Board of Directors.  Mr. Reckles will be paid $5,000 per month for his services as Chairman of the Board.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number

10.1           Letter Agreement between the Company and Northpoint Energy Partners, LLC

99.1           Press Release dated October 7, 2014

SIGNATURES

Pursuant to the requirements of the securities exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Legend Oil and Gas, Ltd.

Date: October 6, 2014	By:	/s/ Warren S. Binderman
Warren S. Binderman
Chief Financial Officer, Secretary and Treasurer